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                                Exhibit No. 4
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                              SUBSCRIPTION LETTER
                              -------------------

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
Genesis Financial Group    Total Offering:     $7,500,000
4206 Williamson Road
Roanoke, Virginia 24012    Type of Investment  3 1/2 Year
                           Offered:            Promissory
                                               Notes

                            Initial Minimum
                            Investment:        $10,000.00

                            Total Investment:  $____________

                            Commencement Date
                            of Offering:       July ___, 1997
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Gentlemen:

     This letter is furnished to Genesis Financial Group, a Virginia corporation, ("Corporation"), in connection with the investment by the undersigned on this date in the amount shown above for the acquisition of one or more unsecured corporate promissory notes amortized over a three and one-half (3 1/2) year period at 18% per annum. In conjunction herewith, the undersigned hereby delivers his check, payable to the Corporation, in the amount equal to the total investment shown above.


     The undersigned hereby understands that the Notes have been registered under the Securities Act of 1933 ("1933 Act") and that the Corporation reserves the right, in its sole discretion, to reject any subscription at any time. The Corporation intends to sell to investors up to $7,500,000.00 in Notes. If not sooner terminated by the Corporation, this offering will terminate on the second anniversary date of the Effective Date of the Registration Statement. The undersigned understands there is no minimum offering amount required to be received before the Corporation may fully utilize the undersigned's funds. In conjunction with the offering, the undersigned agrees to execute the Power of Attorney form delivered with this Letter.

Nature, Type And Return On Investment
-------------------------------------

     The undersigned understands that the Corporation is in the business of purchasing at a discount some or all of the Retail Installment Sales Contracts ("Contracts") generated by its affiliate, Mr. Car Man, Inc. ("MCMI"), from time to time as they arise during the course of its normal business operations of selling used vehicles.

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     The initial minimum investment is one Note for $10,000.00. Thereafter, the undersigned may purchase additional Notes in increments of $2,500.00. Interest shall accrue at the rate of 18% per annum, and the Notes shall be amortized on a 3 1/2 year basis. Principal and interest shall be payable on a monthly basis as provided for in the Notes.

     The undersigned acknowledges and understands that the Notes are unsecured and that the success of the Corporation's business depends upon the creation by MCMI of new sale transactions on a continual basis. The Corporation reserves the right at any time and from time to time to prepay, in whole or in part, any Note without penalty.

Indenture
---------


     The Notes offered by the Corporation will be issued pursuant to and subject to the terms of that certain Indenture agreement executed by the Corporation in conjunction with this offering. The Indenture is required under the Trust Indenture Act of 1939 and imposes additional obligations on the Corporation in issuing the Notes and servicing its debt obligations thereunder. A copy of the Indenture will be provided to each investor to which document reference is hereby made.

Receipt And Review Of Information
---------------------------------

     The undersigned acknowledges receipt of the Corporation's Prospectus filed with the Securities And Exchange Commission, a copy of the form Note, a copy of the Indenture, and a Subscriber Information Schedule ("Schedule"). In addition, the undersigned hereby acknowledges that he, or his investment advisor, has had the opportunity to ask questions of the Corporation's and MCMI's officers and receive and review all information and documentation requested pertaining to the officers, the Corporation and MCMI. The undersigned represents that he and/or his investment advisor: (i) is familiar with the financial condition of the Corporation and MCMI and the proposed business activities of the Corporation and MCMI; (ii) has discussed with the officers the current and proposed activities of the Corporation and MCMI including, without limitation, the selling operations of MCMI; and (iii) has conducted, to his sole satisfaction, all investigations and inquiries pertaining to the Corporation, MCMI and the officers thereof that he deemed necessary and expedient in making his investment decision. Accordingly, the undersigned believes that the Notes are securities of the kind he wishes to purchase and hold for investment and that the nature and amount of his investment are consistent with his investment program.

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Acknowledgement Of Certain Facts
--------------------------------

     The undersigned hereby expressly acknowledges that he is aware of the following facts;

     (i) In addition to the risks summarized herein, there are other substantial risks involved in investing in the Corporation and, therefore, the risks set forth hereunder are not intended to be complete or relied upon by the undersigned as a basis for making an investment in the Corporation;

     (ii) Neither the Securities And Exchange Commission nor any state agency has passed upon the adequacy of this offering or upon the accuracy of any information or documentation provided to him or made any finding or determination as to the fairness of an investment in the Corporation. Any representation to the contrary is a criminal offense;

     (iii) He should only invest in the Corporation based upon his particular circumstances and should confer with and rely on his own investment and tax advisors as to the substantial risks inherent in an investment in the Corporation. He acknowledges that he has carefully read and completed, where necessary, in its entirety the Prospectus, Schedule, Indenture and this Letter and that neither the Corporation, its officers, nor any other party has made any representation or warranty with respect to the Corporation, MCMI, the officers thereof or the business conducted thereby except as otherwise specifically set forth herein and in the Prospectus;


     (iv) The Corporation and MCMI have provided him with an opportunity to meet and confer with the officers thereof regarding all aspects of the transactions contemplated by the Corporation including the creation and purchase of the Contracts and will afford him the opportunity to obtain any additional information, to the extent that the Corporation and MCMI possesses such information or can acquire it without unreasonable effort or expense; and

     (v)       This offering will continue for a period of two years.

Representations Of Investors And Risks
--------------------------------------

     The undersigned understands that an investment in the Corporation involves a high degree of risk. To induce the Corporation to issue and sell the Notes to the undersigned, the undersigned hereby warrants, represents and covenants to the Corporation as follows:

     (i) The undersigned can bear the economic risk of an investment in the Corporation and the acquisition of the subscribed for Notes for an indefinite period of time;

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     (ii)      The undersigned has sufficient available financial resources to provide adequately for his current needs, including possible personal contingencies, and can bear the economic risk of a complete loss of his investment hereunder without materially affecting his financial condition;

     (iii) The undersigned has been furnished with all materials, documents and information relating to the Corporation, MCMI and their activities, the offering of the Notes and anything set forth in this Letter and the Prospectus which he has requested and the undersigned has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in said documents;

     (iv) The Corporation, MCMI and their officers have answered all inquiries that the undersigned has put to them concerning the Corporation, MCMI and their activities and any other matters relating to the Corporation, MCMI and the offering;


     (v) The undersigned has not been furnished any offering literature other than this Letter, the Prospectus, the Indenture and the form Note and in making his investment decision has relied only on the information contained therein and his own investigations into the suitability of the investment, the projected rate of return and the proposed business to be conducted by the Corporation and MCMI. The undersigned is familiar with the methods and procedures of the proposed business operations contemplated by the Corporation and MCMI. The undersigned has carefully reviewed and understands this Letter, the Prospectus, the Indenture and the form Note and the risks of, and other considerations relating to, an investment in the Corporation. Furthermore, the undersigned has not relied upon any information concerning this offering, written or oral, other than contained in this Letter, the Prospectus, the Indenture, the form Note and the information obtained through his own investigations. The undersigned acknowledges that the officers have answered all questions presented by the undersigned and/or his investment advisor and provided all information requested pertaining to the past operating history and financial condition of the Corporation and MCMI;

     (vi) The undersigned has been represented by such legal counsel, tax advisors, accountants and others selected by the undersigned as he has found necessary to consult concerning this transaction and to review and evaluate the tax, economic and other ramifications of an investment in the Corporation. No representation, warranty or advice of any kind is made by the Corporation, the officers or any other person with respect to any consequences relating to the business of the Corporation or an investment in the Corporation, except to the extent otherwise set forth in the Prospectus. (Please note that the provisions of the

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federal securities laws, in the view of the Commission, are not subject to disclaimer or waiver);

     (vii) The undersigned, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Notes, and such entity has the principal place of business as set forth in the signature page hereof and such entity has not been formed for the specific purpose of acquiring the Notes;

     (viii) The undersigned understands that the Notes have been registered under the 1933 Act;

     (ix) All the information which the undersigned has furnished to the Corporation with respect to his financial position and business experience is correct and complete as of the date of this Letter and, if there should be any material change in such information prior to the consummation of this offering, the undersigned will immediately furnish such revised or corrected information to the Corporation;

     (x) The undersigned hereby acknowledges that no state regulatory authority has passed upon the adequacy or merits of this offering and has expressed no opinion as to the quality of the Notes offered hereunder; and


     (xi) The undersigned hereby acknowledges that all financial and related projections pertaining to the Corporation are merely predictions which are dependent upon various assumptions including, but not limited to, the cost of maintaining inventory, the cost of overhead, market conditions, competition and general economic factors.

     The undersigned acknowledges that his right to purchase the Notes hereunder is not transferable or assignable by him.

     If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties herein contained shall be deemed to be made by, and be binding upon, each such person and his heirs, executors, administrators, successors and assigns.

Indemnification
---------------

     The undersigned agrees to indemnify and hold harmless the Corporation against any and all liabilities, losses, costs, damages, fees (including attorney's fees) and other expenses which the Corporation may sustain or incur by reason of the undersigned's breach of any representation or warranty contained herein; or by reason of any action improperly taken by the undersigned relating to the sale of the Notes.

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Date of Execution:

__________________                       ____________________________________
                                         Signature


Date of Execution:
                                         ____________________________________
__________________                       Signature

                                         ____________________________________
                                         Printed or Typewritten Name


                                         ____________________________________
                                         Printed or Typewritten Name


                                         ____________________________________
                                         Street Address

                                         ____________________________________
                                         City, State, Zip Code

                                         ____________________________________

                                         Telephone

                                         ____________________________________
                                         Social Security Number or
                                         Tax ID Number

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The investments purchased hereunder shall be held as follows:


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